Exhibit 99.1

January 31, 2012

Contact:	Stephen P. Theobald
Executive Vice President and
Chief Financial Officer
(757) 217-1000

DONALD F. PRICE JOINS THE BANK OF HAMPTON ROADS
AS SENIOR LOAN OFFICER

Norfolk, Virginia, January 31, 2012:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that Donald F. Price has joined BHR as a Senior Loan Officer, based in Norfolk.

Tom Mears, BHR’s President of Commercial Banking and the President and CEO of Shore Bank, said, “With nearly three decades of experience originating and managing commercial loans in the Norfolk market, Don has the experience, judgment and market knowledge to make an immediate contribution as we continue to build one of the premier lending teams in the region and position the bank to drive high-quality loan growth in the coming years.”

Price joins BHR from Monarch Bank, where he served as President of the bank’s Norfolk market for three years.  Previously, he served as Executive Vice President and Commercial Loan Officer at Bank of the Commonwealth in Norfolk.  Prior to that, he held a series of leadership positions at Heritage Bank & Trust, including President, over a period of 15 years.

Price is active in a number of community and civic organizations in Norfolk, including the Barry Robinson Trust/Barry Robinson Center, where he is a member of the Board of Trustees and The Tidewater Business Financing Corporation, where he serves on the Board of Directors.  Price has a Bachelor of Science in Business Administration from Old Dominion University.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the quality of BHR’s lending team and growing high-quality loans.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

###